Oct. 1, 2008	MEDIA AND INVESTOR RELATIONS CONTACT:	Karen L. Taylor
	Phone:	303/633-2913
	24-Hour:	303/809-9160

DCP MIDSTREAM PARTNERS COMPLETES ACQUISITION OF GAS
GATHERING, TREATING AND TRANSPORTATION ASSETS IN MICHIGAN
FOR $145 MILLION

DENVER - DCP Midstream Partners, LP (NYSE: DPM) (the Partnership) today announced it has completed its previously announced acquisition of Michigan Pipeline & Processing, LLC (MPP), a privately held company engaged in natural gas gathering and treating services for natural gas produced from the Antrim Shale of northern Michigan and natural gas transportation within Michigan. The sellers are two privately held companies.

The Partnership paid $145 million, subject to certain customary post-closing purchase price adjustments, and may pay up to an additional $15 million to the sellers depending on the earnings of the assets after a three-year period. The Partnership funded the acquisition with debt under its existing credit facility.

“We’re pleased to add these 100 percent fee-based assets to our portfolio in an acquisition that is accretive for our unitholders,” said Mark Borer, president and CEO of the Partnership. “The Antrim Shale has sustained steady drilling activity for over a decade. With its shallow, low cost, low risk wells and long lived reserves, the volume profile supports stable cash flows for the Partnership. We also see opportunities to grow our business, especially by increasing the utilization of our treating facilities and providing additional services to our customers.”

The Partnership purchased MPP which owns interests in certain gathering and treating assets in the heart of the Antrim Shale as well as interests in three intrastate gas transportation lines in Michigan.

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DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership that gathers, processes, transports and markets natural gas, transports and markets natural gas liquids, and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips.

This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream Partners, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on the Partnership’s results of operations and financial condition are:
•	the level and success of natural gas drilling around our assets and our ability to connect supplies to our gathering and processing systems in light of competition;
•	our ability to grow through acquisitions, asset contributions from our parents, or organic growth projects, and the successful integration and future performance of such assets;
•	our ability to access the debt and equity markets;
•	fluctuations in oil, natural gas, propane and other NGL prices; our ability to purchase propane from our principal suppliers for our wholesale propane logistics business; and

•	the credit worthiness of counterparties to our transactions.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited, and is subject to change.

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